Exhibit 99.1

CytoSorbents Files Appeal with U.S. FDA for Supervisory Review of its De Novo Request for DrugSorb™-ATR

PRINCETON, N.J., June 24, 2025 — CytoSorbents Corporation (NASDAQ: CTSO), a leader in the treatment of life-threatening conditions in the intensive care unit and cardiac surgery using blood purification, today announced that on June 18, 2025, it filed a request for supervisory review (administrative appeal) with the U.S. Food and Drug Administration (FDA) under 21 CFR 10.75, of the De Novo Denial Letter issued on April 25, 2025 for CytoSorbents’ DrugSorb-ATR Device, (the denial letter). DrugSorb-ATR, which previously received Breakthrough Device Designation from the FDA, is designed to reduce the severity of bleeding in patients undergoing coronary artery bypass grafting (CABG) surgery within two days of stopping the antiplatelet drug Brilinta® (ticagrelor, AstraZeneca), a commonly used blood thinner.

The denial letter identified remaining deficiencies that must be addressed before the De Novo Request can be granted and the device authorized for U.S. commercialization. In response, the Company engaged with the FDA review team to clarify and discuss the remaining deficiencies. After careful consultation with its regulatory counsel and advisors, the Company determined that a supervisory review through the administrative appeals process was the best path to resolve the remaining deficiencies.

The administrative appeals process allows the Company to engage with upper management of FDA’s Center for Devices and Radiological Health (CDRH) in a prescribed procedure that includes a formal hearing, with a final decision typically issued approximately 60 days after the appeal is filed.

“The appeals process allows us to work more directly and effectively with senior FDA leadership connecting them with the Company’s leading external experts, including cardiac surgeons, who can provide the FDA with critical insight and expert consultation,” said Dr. Phillip Chan, Chief Executive Officer of CytoSorbents. “We continue to have strong confidence in our DrugSorb-ATR submission and believe that the FDA’s remaining concerns can be addressed and resolved efficiently. Our goal remains clear - to make DrugSorb-ATR available to the thousands of U.S. patients on Brilinta® who require urgent CABG surgery each year and to fill this expanding and critical unmet medical need.”

CytoSorbents’ DrugSorb-ATR application with Health Canada remains under advanced review. As previously disclosed, Health Canada indicated that application reviews are delayed beyond their target Market Authorization Times (MAT) due to a backlog but is committed to issuing a decision at the earliest opportunity. The Company remains confident in receiving a final regulatory decision in 2025.

About CytoSorbents Corporation (NASDAQ: CTSO)

CytoSorbents Corporation is a leader in the treatment of life-threatening conditions in the intensive care unit and cardiac surgery through blood purification. CytoSorbents’ proprietary blood purification technologies are based on biocompatible, highly porous polymer beads that can actively remove toxic substances from blood and other bodily fluids by pore capture and surface adsorption. Cartridges filled with these beads can be used with standard blood pumps already in the hospital (e.g. dialysis, continuous renal replacement therapy or CRRT, extracorporeal membrane oxygenation or ECMO, and heart-lung machines), where blood is repeatedly recirculated outside the body, through our cartridges where toxic substances are removed, and then back into the body. CytoSorbents’ technologies are used in a number of broad applications around the world. Specifically, two important applications are 1) the removal of blood thinners during and after cardiothoracic surgery to reduce the risk of severe bleeding, and 2) the removal of inflammatory agents and toxins in common critical illnesses that can lead to massive inflammation, organ failure and patient death. The breadth of these critical illnesses includes, for example, sepsis, burn injury, trauma, lung injury, liver failure, cytokine release syndrome, and pancreatitis, as well as the removal of liver toxins that accumulate in acute liver dysfunction or failure, and the removal of myoglobin in severe rhabdomyolysis that can otherwise lead to renal failure. In these diseases, the risk of death can be extremely high, and there are few, if any, effective treatments.

CytoSorbents’ lead product, CytoSorb®, is CE Marked in the European Union and distributed in over 70 countries worldwide, with more than 270,000 devices used cumulatively to date. CytoSorb was originally launched in the European Union under CE Mark as the first cytokine adsorber. Additional CE Mark extensions were granted for the removal of bilirubin and myoglobin in clinical conditions such as liver disease and trauma, respectively, and for ticagrelor and rivaroxaban removal in cardiothoracic surgery procedures. CytoSorb has also received FDA Emergency Use Authorization (EUA) in the United States for use in adult critically ill COVID-19 patients with impending or confirmed respiratory failure. While CytoSorb is EUA authorized for this COVID-specific use, it is not yet approved or cleared in the United States.

In the U.S. and Canada, CytoSorbents is developing the DrugSorb™-ATR antithrombotic removal system, an investigational device based on an equivalent polymer technology to CytoSorb, to reduce the severity of perioperative bleeding in high-risk surgery due to blood thinning drugs. In the U.S., it has received two FDA Breakthrough Device Designations: one for the removal of ticagrelor and another for the removal of the direct oral anticoagulants (DOAC) apixaban and rivaroxaban in a cardiopulmonary bypass circuit during urgent cardiothoracic surgery procedures. In September 2024, the Company submitted a De Novo Request to the U.S. FDA requesting marketing approval to reduce the severity of perioperative bleeding in CABG patients on the antithrombotic drug ticagrelor, which was accepted for substantive review in October 2024. On April 25, 2025, the FDA issued a De Novo Denial Letter regarding the Company’s De Novo Request for DrugSorb-ATR, identifying remaining deficiencies that must be addressed before the De Novo Request can be granted and the device authorized for U.S. commercialization. The Company believes these items can be most effectively and expeditiously resolved through the formal appeals process, which facilitates engagement with FDA senior leadership and our external surgical experts. The Company filed its appeal with the FDA on June 18, 2025. Given the expedited timelines associated with the appeals process, the Company believes that a final regulatory decision can be achieved in 2025. In November 2024, the Company received its MDSAP certification and submitted its Medical Device License (MDL) application to Health Canada. CytoSorbents’ DrugSorb-ATR application with Health Canada remains under advanced review. While Health Canada has indicated that application reviews are currently delayed beyond their target Market Authorization Times (MAT) due to a backlog, they have reaffirmed their commitment to issuing a decision at the earliest opportunity. The Company remains confident in receiving a final regulatory decision in 2025. DrugSorb-ATR is not yet granted or approved in the United States and Canada, respectively.

The Company has numerous marketed products and products under development based upon this unique blood purification technology protected by many issued U.S. and international patents and registered trademarks, and multiple patent applications pending, including ECOS-300CY®, CytoSorb-XL™, HemoDefend-RBC™, HemoDefend-BGA™, VetResQ®, K+ontrol™, DrugSorb™, ContrastSorb, and others. For more information, please visit the Company’s website at https://ir.cytosorbents.com/ or follow us on Facebook and X.

Forward-Looking Statements

This press release includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about our plans, objectives, future targets and outlooks for our business, representations and contentions, and the outcome of our regulatory submissions, and are not historical facts and typically are identified by use of terms such as “may,” “should,” “could,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue” and similar words, although some forward-looking statements are expressed differently. You should be aware that the forward-looking statements in this press release represent management’s current judgment and expectations, but our actual results, events and performance could differ materially from those in the forward-looking statements. Factors which could cause or contribute to such differences include, but are not limited to, our restructuring of our direct sales team and strategy in Germany, our ability to resolve deficiencies in the FDA denial letter through a successful appeal, and the risks discussed in our Annual Report on Form 10-K, filed with the SEC on March 31, 2025, as updated by the risks reported in our Quarterly Reports on Form 10-Q, and in the press releases and other communications to shareholders issued by us from time to time which attempt to advise interested parties of the risks and factors which may affect our business. We caution you not to place undue reliance upon any such forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, other than as required under the Federal securities laws.

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U.S. Company Contact:
Peter J. Mariani, Chief Financial Officer

305 College Road East

Princeton, NJ 08540

pmariani@cytosorbents.com

Investor Relations Contact:

Aman Patel, CFA & Adanna G. Alexander, PhD

ICR Healthcare

ir@cytosorbents.com